Exhibit 1.1

Seaspan Corporation

28,570,000 Shares

Plus an option to purchase from the Company up to

4,285,500 additional Shares to cover over-allotments

Common Shares

($.01 par value)

Underwriting Agreement

New York, New York

[            ], 2005

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Seaspan Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 28,570,000 Common Shares, $.01 par value (“Common Shares”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 4,285,500 additional Common Shares to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 20 hereof.

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Underwritten Securities set forth opposite its name on the Schedule I to this Agreement, up to 1,999,900 Common Shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup

Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 8:00 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1. Representations and Warranties. Each of the Company and Seaspan Management Services Limited (the “Manager”) represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Registration. The Company has prepared and filed with the Commission a registration statement (file number [            ]) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

It is understood that the form of prospectus to be used in connection with the offering and sale of the Securities shall have a Canadian “wrap-around” for purposes of distribution to Canadian Persons.

(b) No Material Misstatements or Omissions. On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) Formation and Qualification of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Republic of the Marshall Islands, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except (i) that the Company may not be registered as an overseas company in the Hong Kong Special Administrative Region until such time as the Company acquires vessels under the Asset Purchase Agreement, as hereinafter defined and (ii) where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business, properties or assets or prospects of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(d) No Subsidiaries. The Company does not own, and at the Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(e) No Restrictions. There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of the Marshall Islands.

(f) Capitalization. The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, and the Subordinated Shares, when issued and delivered in accordance with the terms of the Subscription Agreement (as defined herein), will conform in all material respects to the descriptions thereof contained in the Prospectus and will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus (exclusive of any supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(g) Contracts to be Described or Filed. To the best of the Company’s knowledge, there is no franchise, agreement, contract, indenture or other document or instrument of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(h) Authorization of this Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Company and the Manager.

(i) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(j) No Consents. No consent, approval, authorization, filing with or order (“Consent”) of any court or governmental agency or body in the United States, the Republic of the Marshall Islands or any other foreign jurisdiction, including, without limitation, the International Maritime Organization (the “IMO”), is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Act; (ii) such as may be required under the securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus; (iii) such Consents that have been, or prior to the Closing Date will be, obtained; (iv) such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or the Operative Agreements (as defined herein); and (v) such filings that are required to be made with the Hong Kong Ship’s Registry in connection with the change in ownership of the vessels set forth on Schedule II to this Agreement (the “Vessels”).

(k) No Defaults. The Company is not (i) in violation of any provision of its charter or bylaws, or similar organizational documents; (ii) in violation or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority including, without limitation, the IMO, having jurisdiction over the Company or any of its properties, as applicable, which default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or materially impair the ability of the Company to perform its obligations under this Agreement or the Operative Agreements (as defined herein). To the knowledge of the Company and the Manager, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument to which any of the Company or the Manager is a party or by which any of them is bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

(l) No Conflicts. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will (i) conflict with, or result in a violation of, the charter or by-laws of the Company, (ii) conflict with, or result in a breach or violation of, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; (iii) violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, including the IMO, having jurisdiction over the Company or any of its properties; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) No Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(n) Financial Statements. The combined historical financial statements and schedules included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Combined Financial and Operating Data” in the Prospectus and

Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act. The forward-looking statements contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus reflect the Company’s good faith beliefs and/or estimates with respect to the matters described in such statements and are based upon (A) the Company’s analysis of such factors as it deemed relevant to such statements and (B) such assumptions as the Company deemed reasonable with respect to such statements.

(o) Forecast. The financial forecast of consolidated results of operations and cash flows of the Company for the six months ending December 31, 2005 and the years ending December 31, 2006, 2007 and 2008 and the notes thereto contained under the caption “Financial Forecast and Cash Available for Dividends” in the Prospectus were made with a reasonable basis in good faith. All significant assumptions used in the preparation of such financial forecast are accurately disclosed in the Registration Statement and the Prospectus, and such assumptions are, in the opinion of management of the Company, reasonable. The calculation of available cash from operating surplus was derived from such financial forecast on a basis consistent with the terms of the Amended and Restated Articles of Incorporation of the Company.

(p) Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body, including the IMO, or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(q) Properties. As of the date set forth in the Asset Purchase Agreement, the Company will own or lease all such properties as are necessary to the conduct of its operations as described in the Prospectus.

(r) Independent Accountants. KPMG LLP, who have audited certain financial statements and delivered their report with respect to the audited predecessor combined financial statements and schedules included in the

Prospectus, were and are the independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(s) Transfer Taxes. There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. Federal law or the laws of any U.S. state, the Republic of the Marshall Islands, Canada or Hong Kong, or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company of the Securities, or the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(t) Tax Returns. The Company has filed all foreign, United States federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and as to which the Company has set aside adequate reserves in accordance with U.S. generally accepted accounting principles or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(u) No Labor Dispute. No labor problem or dispute with the employees of the Company, the Manager, Seaspan Ship Management Ltd. (the “Ship Manager”), Seaspan Crew Management Ltd. or Seaspan Advisory Services Limited (the “Advisor”) exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Manager’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(v) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company or other institution is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(w) Permits. The Company possesses, or at the Closing Date will possess, all licenses, certificates, permits and other authorizations (“Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such Permits, that if not obtained, would not reasonably be expected to have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(x) Books and Records. Each of the Company and the Manager maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the evaluation of its internal controls over financial reporting, the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(y) Market Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(z) Environmental Compliance. The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations, including those of the IMO, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable

Environmental Laws to conduct its businesses and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus (exclusive of any supplement thereto), the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(aa) Effect of Environmental Laws. The Company has reviewed the effect of Environmental Laws on the business, operations and properties of the Company. On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(bb) Sarbanes-Oxley Act of 2002. The Company and its directors and officers are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company and its directors and officers.

(cc) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff) Intellectual Property. As of the Closing Date, the Company will own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted, except where the failure to possess such rights would not reasonably be expected to have a Material Adverse Effect, and has no reason to believe that the conduct of its businesses will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(gg) Immunity. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of the Marshall Islands, [            ] or any political subdivisions thereof.

(hh) Directed Shares. (i) The Registration Statement, the Prospectus, each Preliminary Prospectus, and any Preliminary Prospectus or Prospectus with a Canadian “wrap-around,” are exempt from or comply, and any further amendments or supplements thereto will be exempt from or will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or each Preliminary Prospectus, and any Preliminary Prospectus or Prospectus with a Canadian “wrap-around,” as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, (ii) any offer of Directed Shares will comply with any applicable laws or regulations of foreign jurisdictions in which such offer is made in connection with the Directed Share Program and (iii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than those obtained, is required under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Directed Shares to any person pursuant to the Directed Share Program (a) to any person in a foreign jurisdiction or whose receipt of any such Directed Shares would be subject to taxes or regulations of a foreign jurisdiction or (b) with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ii) Enforceability of Operative Agreements. Each of (i) the agreement (the “Asset Purchase Agreement”) by which the Company has agreed to purchase from the vendors listed therein (the “VesselCos”) the 10 containerships delivered to the relevant vessel company subsidiaries of Seaspan Container Lines Limited (“Seaspan Container”) prior to the date of this Agreement (the “Initial Fleet”) and the 13 containerships not delivered prior to the date of this Agreement, (ii) the Management Agreement among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd., (iii) the Omnibus Agreement among the Company, the Manager, the Ship Manager, the Advisor, Norsk Pacific Steamship Company Limited, and Seaspan International Ltd. (“Seaspan International”), (iv) the Credit Facility Agreement among, inter alia, the Company, Citigroup Global Markets Limited and Fortis Capital Corp. (the “Credit Facility”), (v) the Subscription Agreement (the “Subscription Agreement”) among the Company, on the one hand, and Dennis Washington, the Kevin Lee Washington Trust II, Gerry Wang and Tiger Container Shipping Company Limited (collectively, the “Subordinated Shareholders”), on the other hand, pursuant to which the parties thereto will acquire all of the subordinated shares (the “Subordinated Shares”), par value $0.01 per share, of the Company, (vi) the Trade-Mark License Agreement between Seaspan International and the Company (the “License Agreement”) and (vii) the Letter of Comfort from Seaspan Container to the Company (the “Letter of Comfort” and collectively, the “Operative Agreements”) has been duly authorized, validly executed and delivered by the Company and its affiliates and is a valid and binding agreement of each such party enforceable against each such party in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(jj) Passive Foreign Investment Company. The Company does not believe that it is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and the Company does not believe it is likely to become a PFIC.

(kk) No capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands or Canada, or to any political subdivision or taxing authority of either thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(ll) Dividends and Distributions. All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of the Marshall Islands and Canada and any political subdivisions of any thereof, be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands and Canada, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands and Canada and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands and Canada.

(mm) Vessel Registration. Upon the closing of the transactions set forth in the Asset Purchase Agreement, each of the vessels listed on Schedule II hereto will be duly registered as a vessel in the sole ownership of the Company; on such date, the Company will have good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of the title of record; and each such vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of the Marshall Islands as would affect its registry with the Marshall Islands Ship Registry except such liens, claims, charges, debts or encumbrances, defects of the title of record, failure to pay such taxes, fees and other amounts (i) as described, and subject to the limitations contained, in the Prospectus, (ii) those liens contemplated by the Credit Facility or (iii) as do not, individually or in the aggregate, materially affect the value of any such vessel and do not materially interfere with the use of any such vessel, as it has been used in the past and is proposed to be used in the future, as described in the Prospectus (the liens described in clauses (i), (ii) and (iii) above being “Permitted Liens”).

(nn) No Material Adverse Change. Since the date of the latest audited financial statements included in the Prospectus and other than as set forth in or contemplated by the Prospectus, (i) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), results of operations, business, properties or assets or prospects of the Company, and (iii) the Company has not incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Company, or otherwise than as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

(oo) Prohibition on Dividends. Except as set forth in the Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets.

(pp) Statistical and Market Data. The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company and the Manager believe to be reliable and accurate.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[ ] per share, the number of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 4,285,500 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at the offices of Cravath, Swaine & Moore LLP, New York, New York at 10:00 AM, New York City time, on [            ], 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company (each such date and time of delivery and payment for the Option Securities being herein called the “Option Closing Date”). Delivery of the Option Securities shall be made through the facilities of DTC unless Citigroup Global Markets Inc. shall otherwise instruct. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c) Reports to Shareholders. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) Signed Copies of the Registration Statement. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(e) Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) Lock-up Period; Lock-up Letters. The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that (i) the Company may issue and sell Common Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Prospectus (exclusive of any supplement thereto); (ii) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; and (iii) the Company may sell the Subordinated Shares as described in the Prospectus.

(g) Compliance with Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(h) Price Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, any Preliminary Prospectus or Prospectus with a Canadian “wrap-around” and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Preliminary Prospectus or Prospectus with a Canadian “wrap-around” and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this subsection (i), subsection (j) and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on the resale of any of the Securities by them, the transportation and other expenses incurred by or on their behalf in connection with presentations by Company representatives to prospective purchasers of Securities and any advertising expenses connected with any offers they may make. The Company will pay the costs of any aircraft chartered in connection with the presentations by Company representatives to prospective purchasers of Securities. On behalf of the Company, the Underwriters will pay an advisory fee equal to ten percent of the six percent underwriting spread to Relational Advisors LLC in connection with certain advisory services they have provided to the Company in connection with the offering.

(j) Directed Shares. The Company agrees to pay all fees and disbursements of counsel incurred by Citigroup Global Markets Inc. in connection with the Directed Share Program. Furthermore, the Company covenants with

Citigroup Global Markets Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(k) The Company will consummate the transactions contemplated in the Asset Purchase Agreement, with regard to the Initial Fleet, in accordance with the terms of that agreement.

(l) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(m) Rule 463. The Company will file with the Commission such information in Form 20-F as may be required by Rule 463 under the Act.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Vinson & Elkins LLP, United States counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representatives, to the effect that:

(i) NYSE Listing. The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange;

(ii) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

(iii) Description in Registration Statement. The statements included in the Prospectus under the headings “Risk Factors”, “Dividend Policy”, “Business”, “Description of Capital Stock” and “United States Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and the description of the statutes and regulations set forth in the Registration Statement and Prospectus under the captions “Business—Environmental and Other Regulations—United States” and “Shares Eligible for Future Sale” accurately and fairly describe in all material respects the portions of the statutes and regulations addressed thereby;

(iv) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them;

(v) Legal Proceedings and Contracts to be Described or Filed. Insofar as matters of United States Federal law and New York State law are concerned, to such counsel’s knowledge, (i) there are no legal or governmental proceedings pending or threatened against the Company or to which the Company is a party or to which any of its properties is subject that are required to be described in the Registration Statement and the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other documents or instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(vi) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(vii) No Consents. No Consent of any U.S. Federal or New York court or governmental agency or body is required in connection with the transactions contemplated herein, except such as may be required under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinions) as have been obtained;

(viii) No Conflicts. The issue and sale of the Securities will not (i) result in a breach or the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument identified on the annexed schedule to which the Company is a party or bound or to which its property is subject; or (ii) violate any U.S. Federal or New York statute, law, rule or regulation (other than U.S. Federal securities, state or foreign securities or blue sky or anti-fraud statutes, laws, rules or regulations and the rules and regulations of the National Association of Securities Dealers, Inc.), or any judgment, order or decree to the knowledge of such counsel applicable to the Company of any U.S. Federal or New York court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; and

(ix) No Registration Rights. To the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In addition, such counsel shall state that, in the course of such counsel’s participation, as United States counsel to the Company, in the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with, among others, representatives of the Underwriters, officers and other representatives of the Company and the independent public accountants for the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as set forth in paragraphs (iii) and (iv) above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and the auditor’s report thereon or (ii) the other financial and statistical data included in the Registration Statement or Prospectus, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus (other than (i) the financial statements and related schedules, including the notes thereto and the auditor’s report thereon or (ii) the other financial and statistical data included in the Prospectus, as to which such counsel need not comment), as of its issue date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Manager and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to United States Federal laws and the laws of the State of New York. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c) The Company shall have requested and caused Bull, Housser & Tupper, Canadian counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representatives, to the effect that:

(i) Description in Registration Statement. The statements set forth in the Registration Statement and Prospectus under the captions “Acquisition of Our Contracted Fleet,” “Business—Time Charters,” “Our Manager and Management Related Agreements,” and “Our Credit Facility,” insofar as they constitute descriptions of agreements, accurately and fairly describe, in all material respects, the portions of the agreements addressed thereby; provided, however, that such counsel need express no opinion with respect to the laws of the Republic of the Marshall Islands, the laws of Bermuda, the laws of Cyprus or the laws of England;

The description of the statutes and regulations set forth in the Registration Statement and Prospectus under the captions “Business—Environmental and Other Regulations—Canada” accurately and fairly describe in all material respects the portions of the statutes and regulations addressed thereby;

The description in the Prospectus under the caption “Non-United States Tax Consequences—Canadian Federal Income Tax Consequences” accurately and fairly describes the material Canadian federal income tax consequences under the Income Tax Act (Canada) to those holders, described therein, of Common Shares acquired in the offering;

(ii) Legal Proceedings. To such counsel’s knowledge, (i) there are no legal or governmental proceedings pending or threatened against the Company or to which the Company is a party or to which any of its properties is subject and (ii) there are no material agreements, contracts, indentures, leases or other instruments to which the Company is a party that are not described in the Registration Statement;

(iii) No Registration Rights. To the knowledge of such counsel, the Company has not granted to any holder of securities of the Company the right to require the Company to register any such securities concurrently with the Registration Statement;

(iv) Dividends and Distributions. All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of Canada be paid in United States dollars and may be freely transferred out of Canada, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Canada and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in Canada;

(v) Taxes. No documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Canada or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters and delivery by the Underwriters of the Securities to the initial purchasers thereof;

(vi) Operative Agreements. The Management Agreement has been duly authorized, validly executed and delivered by the Ship Manager; the Omnibus Agreement has been duly authorized, validly executed and delivered by the Ship Manager and Seaspan International; and the License Agreement has been duly authorized, validly executed and delivered by Seaspan International. Assuming the due authorization, valid execution and delivery thereof by the other applicable parties thereto, each of the Operative Agreements other than the Credit Facility is a valid and binding agreement of each such party and is enforceable against each such party in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

In addition, such counsel shall state that, in the course of such counsel’s participation, as Canadian counsel to the Company, in the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with, among others, representatives of the Underwriters, officers and other representatives of the Company and the independent public accountants for the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and the auditor’s report thereon or (ii) the other financial and statistical data included in the Registration Statement or Prospectus, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus (other than (i) the financial statements and related schedules, including the notes thereto and the auditor’s report thereon or (ii) the other financial and statistical data included in the Prospectus, as to which such counsel need not comment), as of its issue date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Manager and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of British Columbia and the laws of Canada applicable thereunder. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(d) The Company shall have requested and caused Dennis J. Reeder, Reeder & Simpson, P.C., Marshall Islands counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representatives, to the effect that:

(i) Formation of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Prospectus;

(ii) Capitalization. The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iii) Description in Registration Statement. To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body of the Republic of the Marshall Islands or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus; and the statements included in the Prospectus under the headings “Dividend Policy,” “Description of Capital Stock” and “Certain Marshall Islands Company Considerations” insofar as such statements constitute a summary of the terms of the capital stock of the Company, Marshall Islands legal matters, documents or proceedings referred to therein, and the statements in the Prospectus under “Non-United States Tax Consequences—Marshall Islands Tax Consequences” and “Enforceability of Civil Liabilities” insofar as such statements summarize Marshall Islands tax considerations, legal matters, agreements, documents or proceedings, accurately and fairly describe in all material respects such legal matters, agreements, documents or proceedings;

(iv) Due Authorization and Execution of Registration Statement. Insofar as matters of Marshall Islands law are concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(v) Due Execution and Delivery of This Agreement and Operative Agreements. Each of this Agreement and the Operative Agreements has been duly authorized, validly executed and delivered by the Company;

(vi) Permits. To the knowledge of such counsel, no Permits of, or declarations or filings with, any governmental or regulatory authorities and all courts and other tribunals, in the Republic of the Marshall Islands, are required for the Company to own or lease, as the case may be, and to operate its properties and to carry on its business in the manner described in the Prospectus;

(vii) No Consents. No Consent under the laws of the Republic of the Marshall Islands is required for the offering, issuance and sale by the Company of the Common Shares, the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement;

(viii) No Conflicts. Neither the issue and sale of the Securities, the execution, delivery and performance of this Agreement, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter or by-laws of the Company or (ii) any Marshall Islands statute, law, rule, order, regulation of general application to which the Company is subject;

(ix) Dividends and Distributions. All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands;

(x) Taxes. No documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof;

(xi) Ownership of Vessels. Upon the closing of the transactions set forth in the Asset Purchase Agreement, each of the vessels listed on a schedule to such opinion will be duly and validly registered as a vessel in the sole ownership of the Company under the laws of the Republic of the Marshall Islands; the Company will have good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances of record, except, in each case, for Permitted Liens; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of the

Marshall Islands as would affect its registry with the Republic of the Marshall Islands Ships Registry; and

(xii) Choice of Law. The choice of law provision set forth in Section 14 hereof is legal, valid and binding under the laws of the Republic of the Marshall Islands and such counsel knows of no reason why the courts of the Republic of the Marshall Islands would not give effect to the choice of New York law as the proper law of the Underwriting Agreement; the Company has the legal capacity to sue and be sued in its own name under the laws of the Republic of the Marshall Islands; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and irrevocably appointed Puglisi & Associates as its designee, appointee and authorized agent for the purpose described in Section 15 hereof under the laws of the Republic of the Marshall Islands; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Courts, and assuming the Company is not regularly engaged in the conduct of activities pursuant to contractual arrangements with the Republic of the Marshall Islands or another sovereign jurisdiction or any division, bureau, office, agency, department or political subdivision thereof, the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in this Agreement are legal, valid and binding under the laws of the Republic of the Marshall Islands and, assuming the foregoing, such counsel knows of no reason why the courts of the Republic of the Marshall Islands would not give effect to the submission and waivers; service of process in the manner set forth in Section 15 of this Agreement, will be effective to confer valid personal jurisdiction over the Company under the laws of the Republic of the Marshall Islands; and provided that:

(a)	the judgment was for a sum of money and was final in the jurisdiction;

(b)	the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of the Marshall Islands as to due process, propriety or public order; and

(c)	the defendant was actually present in person or by a duly appointed representative and the judgment did not constitute in effect a default judgment;

and a final and conclusive judgment against the Company obtained in a New York court arising out of or in relation to the obligations of the Company under the Underwriting Agreement would be enforceable in the courts of the Republic of the Marshall Islands without a retrial on the merits.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Manager and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of the Republic of the Marshall Islands. References to the Prospectus in this paragraph 6(d) shall also include any supplements thereto at the Closing Date.

(e) The Company shall have requested and caused Conyers Dill & Pearman, Bermuda counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representatives, to the effect that:

Operative Agreements. Each of the Management Agreement and the Omnibus Agreement has been duly authorized, validly executed and delivered by each of the Manager and the Advisor.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Manager and the Advisor and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Bermuda.

(f) The Company shall have requested and caused [ ], Cypriot counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representatives, to the effect that:

Operative Agreements. The Asset Purchase Agreement has been duly authorized, validly executed and delivered by each of the VesselCos and Seaspan Container; and the Letter of Comfort has been duly authorized, validly executed and delivered by Seaspan Container.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the VesselCos and Seaspan Container and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Cyprus.

(g) The Company shall have requested and caused [ ], Bahamian counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representatives, to the effect that:

Operative Agreements. The Management Agreement has been duly authorized, validly executed and delivered by Seaspan Crew Management Ltd.; and the Omnibus Agreement has been duly authorized, validly executed and delivered by Norsk Pacific Steamship Company Limited.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of Seaspan Crew Management Ltd. and Norsk Pacific Steamship Company Limited and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of the Bahamas.

(h) The Company shall have requested and caused [ ], English counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representatives, to the effect that:

Credit Facility Agreement. Assuming the due authorization, valid execution and delivery thereof by the parties thereto, the Credit Facility is a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of [            ] and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of England.

(i) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the

Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date or Option Closing Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date (or Option Closing Date) with the same effect as if made on the Closing Date (or Option Closing Date) and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date (or Option Closing Date);

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(k) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, and Option Closing Date, if applicable, letters, dated respectively as of the Execution Time and as of the Closing Date, and Option Closing Date, if applicable, in form and substance satisfactory to the Representatives, confirming that they are the independent registered public accounting firm of the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and that they have performed a review of the unaudited interim combined financial information of the Company as at March 31, 2005 and for the three-month periods ended March 31, 2005, and 2004, in accordance with the PCAOB standards for a review of interim financial information as described in AU 722, Interim Financial Information, and stating in effect that:

(i) in their opinion, the audited predecessor combined financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form, in all material respects, with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with standards established under PCAOB AU 722, of the unaudited interim combined financial statements for the three-month periods ended March 31, 2005 and 2004, and as at March 31, 2005; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and any committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to March 31, 2005, nothing came to their attention which caused them to believe that:

(1) any material modifications should be made to said unaudited interim combined financial statements included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles; or said unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

(2) with respect to the period subsequent to March 31, 2005, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt, decreases in net current assets or the shareholders’ equity, of the Company, as compared with the amounts shown on the March 31, 2005 combined balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 2005 to such specified date there were any decreases, as compared with comparative period in the preceding year, in net revenue or net earnings of the Company, except in all instances for changes or decreases set forth in the Registration Statement and Prospectus or in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

(3) the information included in the Registration Statement and Prospectus in response to Form 20-F, Item 3A (Selected Financial Data) and Regulation S-K, Item 506 (Dilution), is not in conformity with the applicable disclosure requirements of Form F-1 and Form 20-F;

(iii) they have completed a review, in accordance with PCAOB standards, for a review of interim financial information, as described in AU 722, as a result of which nothing came to their attention which caused them to believe that any material modification should be made to the dollar amounts disclosed in the Registration Statement and Prospectus under the heading “Selected Quarterly Data” for them to be in conformity with generally accepted accounting principles;

(iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its predecessor) set forth in the Registration Statement and the Prospectus agrees with the financial statements included in the Registration Statement and the Prospectus, the accounting records of the Company and its predecessor, or to other financial information provided by the Company, in which case the sources of such other financial information shall be described, excluding any questions of legal interpretation;

(v) on the basis of a reading of the unaudited pro forma consolidated financial statements included in the Registration Statement and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

(vi) the Company shall have received from KPMG LLP (and furnished to the Representatives) a report with respect to a review of unaudited interim financial information of the Company for the eight quarters ending March 31, 2005, in accordance with PCAOB AU 722.

References to the Prospectus in this paragraph (k) include any supplement thereto at the date of the letter.

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (k) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(m) Prior to the Closing Date, or Option Closing Date, if applicable, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject to official notice of issuance and satisfactory evidence of such actions shall have been provided to the Representatives.

(p) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person and entity listed on Annex A hereto, addressed to the Representatives.

(q) At or prior to the Execution Time, each of the Operative Agreements will have been signed and executed and on the Closing Date, all of the Operative Agreements will remain in full force and effect.

(r) On or prior to the Closing Date, the Subordinated Shareholders will have purchased from the Company, at a purchase price of $[            ] per share, 7,145,000 Subordinated Shares, pursuant to the Subscription Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the

Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, in light of the circumstances under which they were made, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(c) The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof;

but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Underwritten Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Underwritten Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Securities, and if such nondefaulting Underwriters do not purchase all the Underwritten Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Common Shares shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912)

and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and to the Merrill Lynch, Pierce, Fenner & Smith Incorporated Global Origination Counsel (fax no.: (212) 449-3207/8), and confirmed to the Global Origination Counsel, Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, New York, New York 10080, Attention: Global Origination Counsel or, if sent to the Company, will be mailed, delivered or telefaxed to Gerry Wang (tel no.: (852) 2540 1686), Room 503, 5/F, Lucky Commercial Center, 103 Des Voeux Road West, Hong Kong, China and confirmed to George D. Burke (tel no.: (604) 687-6575), Bull, Housser & Tupper LLP, 3000 Royal Centre, 1055 W. Georgia Street, Vancouver, British Columbia, Canada V6E 3R3.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon the Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed [insert name of agent] as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon the Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon the Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Republic of the Marshall Islands.

The provisions of this Section 15 shall survive any termination of the Underwriting Agreement, in whole or in part.

16. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under the Underwriting Agreement.

17. Arms-length Transactions. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters on the other, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“United States or Canadian Person” shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. “U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Seaspan Corporation

By:
Name:
Title:

Seaspan Management Services Limited

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Merrill Lynch, Pierce Fenner & Smith Incorporated

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers, Inc.
UBS Securities LLC
Fortis Securities LLC
Legg Mason Wood Walker, Incorporated
Wachovia Capital Markets, LLC
DnB NOR Markets, Inc.
Dahlman Rose & Company, LLC

Total	28,570,000

SCHEDULE II

Vessels

Vessel Name	Owning Entity	Jurisdiction of Registration
CSCL Hamburg	CSCL Hamburg Shipping Company Limited

CSCL Chiwan	CSCL Chiwan Shipping Company Limited

CSCL Ningbo	CSCL Ningbo Shipping Company Limited

CSCL Dalian	CSCL Dalian Shipping Company Limited

CSCL Felixstowe	CSCL Felixstowe Shipping Company Limited

CSCL Oceania	Clorina Marine Company Limited

CSCL Africa	Elia Shipping Company Limited

CSCL Vancouver	Vancouver Shipping Company Limited

CSCL Sydney	Tofino Shipping Company Limited

CSCL New York	Nootka Shipping Company Limited

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of officer, director or major shareholder of

Seaspan Corporation or Seaspan Management Services Limited]

Public Offering of Common Shares

[            ], 2005

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Seaspan Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Shares, $.01 par value (the “Common Shares”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, with respect to (i) the Common Shares, for the period commencing on the date hereof and ending on the date that is 180 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than Common Shares disposed of by gift to the undersigned’s immediate family members, to trusts established for the benefit of the undersigned’s immediate family members or to charitable organizations (provided that any such person, trust or charitable organization agrees as a condition to receiving such gift to be bound by the terms of the foregoing terms of this sentence) and (ii) the shares of subordinated stock, until all of the 23 vessels that are the subjects of the Asset Purchase Agreement referred to in the Underwriting Agreement have been delivered to the Company (the “Final Delivery Date”).

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Notwithstanding the foregoing, the restrictions herein shall not apply to transactions relating to Common Shares acquired in open market transactions after the completion of the public offering, provided that with respect to any proposed subsequent sales of Common Shares acquired in such open market transactions, it shall be a condition to such proposed subsequent sales that no filing by any party under the Securities Exchange Act of 1934 shall be required to shall be voluntarily made in connection with such sales.

Yours very truly,

[Signature of officer, director or major shareholder]

[Name and address of officer, director or major shareholder

Individuals Subject to Lock-up Agreements

Kyle Washington

Gerry Wang

Kevin M. Kennedy

David Korbin

Peter Lorange

Peter S. Shaerf

Milton K. Wong

Graham Porter

Sai W. Chu

Peter Curtis

Dennis Washington

The Kevin Lee Washing Trust II

Tiger Container Shipping Company Limited

Seaspan Eagle Shipping Company Limited

Seaspan Birdie Shipping Company Limited

Hemlock Shipping Company Limited

Spruce Shipping Company Limited

[Representatives to finalize list]